Q2 FY22 Earnings Release	Page 1 of 4

For more information contact:

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Rob Gruening
+1 (206) 272-6208
r.gruening@f5.com

F5 Reports 40% Software Revenue Growth in its Fiscal Second Quarter

SEATTLE, WA - April 26, 2022 - F5, Inc. (NASDAQ: FFIV) today announced financial results for its fiscal second quarter ended March 31, 2022.
“Our strong 40% software growth enabled us to deliver above the midpoint of our revenue guidance and at the top end of our non-GAAP earnings per share guidance for the quarter,” said François Locoh-Donou, F5’s President and CEO. “While our ability to ship systems remains constrained as a result of semiconductor component shortages, momentum in our software business is strong, driven by customers’ growing need for multi-cloud application security and delivery.”
Second Quarter Performance Summary
Second quarter fiscal year 2022 revenue was $634 million, down 2% from $645 million in the year-ago period. Software revenue grew 40% over the prior year period while systems revenue declined 27% as a result of semiconductor component shortages. Global services revenue was flat with the year-ago period.
GAAP net income for the second quarter of fiscal year 2022 was $56 million, or $0.92 per diluted share compared to second quarter fiscal year 2021 GAAP net income of $43 million, or $0.70 per diluted share.
Non-GAAP net income for the second quarter of fiscal year 2022 was $131 million, or $2.13 per diluted share, compared to $155 million, or $2.50 per diluted share, in the second quarter of fiscal year 2021.
A reconciliation of net income on a GAAP to non-GAAP basis is included in the attached Consolidated Income Statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
“We have clear visibility to continuing strong demand drivers across our software and systems portfolio. Near term, our ability to ship to meet demand for our systems-based solutions is gated by ongoing component shortages,” said Locoh-Donou. “We continue to work every possible angle to expand our supply availability to match the demand we are seeing.”
With the Company’s ability to meet customers’ demand for systems restricted by near term supply chain constraints, it expects fiscal year 2022 revenue growth in a range of 1.5% to 4%, down from its prior outlook for 4.5% to 8% growth. The Company continues to expect fiscal year 2022 software revenue growth near the top end of its previously provided 35% to 40% guidance range. For fiscal third quarter, the company expects revenue in a range of $660 to $680 million.
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring

Q2 FY22 Earnings Release	Page 2 of 4
income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast and conference call to review its financial results and outlook today, April 26, 2022, at 4:30 pm ET. The live webcast can be accessed from the investor relations portion of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial (833) 714-0927. Outside the U.S. and Canada, dial +1 (778) 560-2886. Reference Meeting ID 7769889. Please call at least 5 minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5’s website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5’s business, future financial performance including revenue, revenue growth and earnings growth; demand for application security and delivery services, and software products; expectations regarding availability of future supply, future customer demand, markets, and the benefits of products; and other statements that are not historical facts are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; potential disruptions to F5’s business and distraction of management as F5 integrates acquired businesses, teams, and technologies; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell acquired businesses’ product and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; continued disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and

Q2 FY22 Earnings Release	Page 3 of 4
10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets, acquisition-related charges, net of taxes, restructuring charges, facility-exit costs, significant litigation and other contingencies and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Acquisition-related write-downs of assumed deferred revenue. Included in its GAAP financial statements, F5 records acquisition-related write-downs of assumed deferred revenue to fair value, which results in lower recognized revenue over the term of the contract. F5 includes revenue associated with acquisition-related write-downs of assumed deferred revenue in its non-GAAP financial measures as management believes it provides a more accurate depiction of revenue arising from our strategic acquisitions.
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives, and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations, therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred charges in connection with the exit of facilities as well as other non-recurring lease activity. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Impairment charges. In fiscal year 2021, F5 recorded impairment charges related to the permanent exit of certain floors at its Seattle headquarters. These charges are not representative of ongoing costs to the business and are not expected to recur. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes

Q2 FY22 Earnings Release	Page 4 of 4
these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.
For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5 (NASDAQ: FFIV) is a multi-cloud application security and delivery company that enables our customers—which include the world’s largest enterprises, financial institutions, service providers, and governments—to bring extraordinary digital experiences to life. For more information, go to f5.com. You can also follow @F5 on Twitter or visit us on LinkedIn and Facebook for more information about F5, its partners, and technologies.
F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.
Source: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	September 30,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$586,543	$580,977
Short-term investments	300,591	329,630
Accounts receivable, net of allowances of $4,336 and $3,696	414,218	340,536
Inventories	27,883	22,055
Other current assets	405,596	337,902
Total current assets	1,734,831	1,611,100
Property and equipment, net	178,742	191,164
Operating lease right-of-use assets	227,576	244,934
Long-term investments	34,911	132,778
Deferred tax assets	158,357	128,193
Goodwill	2,259,951	2,216,553
Other assets, net	482,805	472,558
Total assets	$5,077,173	$4,997,280
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$69,131	$62,096
Accrued liabilities	301,206	341,487
Deferred revenue	1,043,482	968,669
Current portion of long-term debt	359,410	19,275
Total current liabilities	1,773,229	1,391,527
Deferred tax liabilities	2,729	2,414
Deferred revenue, long-term	556,254	521,173
Operating lease liabilities, long-term	276,416	296,945
Long-term debt	—	349,772
Other long-term liabilities	71,417	75,236
Total long-term liabilities	906,816	1,245,540
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 60,465 and 60,652 shares issued and outstanding	82,133	192,458
Accumulated other comprehensive loss	(22,628)	(20,073)
Retained earnings	2,337,623	2,187,828
Total shareholders’ equity	2,397,128	2,360,213
Total liabilities and shareholders’ equity	$5,077,173	$4,997,280

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Net revenues
Products (1)	$297,518	$309,189	$640,667	$597,234
Services	336,706	336,098	680,657	672,670
Total	634,224	645,287	1,321,324	1,269,904
Cost of net revenues (2)(3)(4)(5)(6)
Products	71,234	73,289	152,896	140,327
Services	55,125	55,296	108,536	103,237
Total	126,359	128,585	261,432	243,564
Gross profit	507,865	516,702	1,059,892	1,026,340
Operating expenses (2)(3)(4)(5)(6)
Sales and marketing	228,826	244,908	462,861	459,454
Research and development	135,838	140,453	266,109	254,644
General and administrative	68,554	77,840	134,215	140,993
Restructuring charges	—	—	7,909	—
Total	433,218	463,201	871,094	855,091
Income from operations	74,647	53,501	188,798	171,249
Other expense, net	(1,934)	(1,377)	(4,365)	(2,060)
Income before income taxes	72,713	52,124	184,433	169,189
Provision for income taxes	16,477	8,883	34,638	38,270
Net income	$56,236	$43,241	$149,795	$130,919

Net income per share — basic	$0.93	$0.71	$2.47	$2.14
Weighted average shares — basic	60,573	60,667	60,693	61,058

Net income per share — diluted	$0.92	$0.70	$2.43	$2.10
Weighted average shares — diluted	61,405	62,158	61,661	62,292

Non-GAAP Financial Measures
Net income as reported	$56,236	$43,241	$149,795	$130,919
Acquisition-related write-downs of assumed deferred revenue	—	—	—	1,283
Stock-based compensation expense	64,129	63,220	127,886	121,289
Amortization and impairment of purchased intangible assets	12,850	12,206	32,287	22,912
Facility-exit costs	3,518	5,065	6,260	6,401
Acquisition-related charges	12,966	27,978	29,857	45,643
Impairment charges	—	33,825	—	33,825
Restructuring charges	—	—	7,909	—
Tax effects related to above items	(18,896)	(30,388)	(44,160)	(45,661)
Net income excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges and restructuring charges (non-GAAP) - diluted	$130,803	$155,147	$309,834	$316,611

Net income per share excluding acquisition-related write-downs of assumed deferred revenue, stock-based compensation expense, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, impairment charges and restructuring charges (non-GAAP) - diluted	$2.13	$2.50	$5.02	$5.08

Weighted average shares - diluted	61,405	62,158	61,661	62,292

(1) GAAP net product revenues	$297,518	$309,189	$640,667	$597,234
Acquisition-related write-downs of assumed deferred revenue	—	—	—	1,283
Non-GAAP net product revenues	297,518	309,189	640,667	598,517
GAAP net service revenues	336,706	336,098	680,657	672,670
Acquisition-related write-downs of assumed deferred revenue	—	—	—	—
Non-GAAP net service revenues	336,706	336,098	680,657	672,670
Total non-GAAP net revenues	$634,224	$645,287	$1,321,324	$1,271,187

(2) Includes stock-based compensation expense as follows:
Cost of net revenues	$7,341	$7,352	$14,886	$14,694
Sales and marketing	27,613	27,040	54,366	52,283
Research and development	18,233	17,717	36,816	32,704
General and administrative	10,942	11,111	21,818	21,608
	$64,129	$63,220	$127,886	$121,289

(3) Includes amortization and impairment of purchased intangible assets as follows:
Cost of net revenues	$9,959	$8,799	$19,918	$16,181
Sales and marketing	2,476	2,832	11,391	5,581
General and administrative	415	575	978	1,150
	$12,850	$12,206	$32,287	$22,912

(4) Includes facility-exit costs as follows:
Cost of net revenues	$611	$984	$1,093	$1,156
Sales and marketing	888	1,457	1,637	1,863
Research and development	1,216	1,544	2,128	1,878
General and administrative	803	1,080	1,402	1,504
	$3,518	$5,065	$6,260	$6,401

(5) Includes acquisition-related charges as follows:
Cost of net revenues	$108	$32	$195	$2,522
Sales and marketing	3,609	9,917	9,773	14,688
Research and development	5,697	9,046	11,691	13,439
General and administrative	3,552	8,983	8,198	14,994
	$12,966	$27,978	$29,857	$45,643

(6) Includes impairment charges as follows:
Cost of net revenues	$—	$4,388	$—	$4,388
Sales and marketing	—	10,256	—	10,256
Research and development	—	9,845	—	9,845
General and administrative	—	9,336	—	9,336
	$—	$33,825	$—	$33,825

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	March 31,
	2022	2021
Operating activities
Net income	$149,795	$130,919
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	127,886	121,289
Depreciation and amortization	59,798	56,185
Non-cash operating lease costs	19,363	19,415
Deferred income taxes	(15,832)	(17,962)
Impairment of assets	6,175	40,698
Other	(439)	105
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	(72,777)	(79,649)
Inventories	(5,828)	3,327
Other current assets	(60,896)	(32,939)
Other assets	(27,893)	(29,066)
Accounts payable and accrued liabilities	(35,649)	(14,529)
Deferred revenue	99,303	93,493
Lease liabilities	(26,131)	(25,447)
Net cash provided by operating activities	216,875	265,839
Investing activities
Purchases of investments	(53,715)	(65,725)
Maturities of investments	96,349	126,711
Sales of investments	78,988	269,986
Acquisition of businesses, net of cash acquired	(67,911)	(411,319)
Purchases of property and equipment	(15,792)	(14,090)
Net cash provided by (used in) investing activities	37,919	(94,437)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	28,628	28,687
Repurchase of common stock	(250,023)	(500,000)
Payments on term debt agreement	(10,000)	(10,000)
Taxes paid related to net share settlement of equity awards	(16,816)	(7,928)
Net cash used in financing activities	(248,211)	(489,241)
Net increase (decrease) in cash, cash equivalents and restricted cash	6,583	(317,839)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(997)	494
Cash, cash equivalents and restricted cash, beginning of period	584,333	852,826
Cash, cash equivalents and restricted cash, end of period	$589,919	$535,481
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$30,346	$30,809
Cash paid for interest on long-term debt	2,383	2,724
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$818	$9,523